                                                                    Exhibit 11.a
                          THE WILLIAMS COMPANIES, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE
                   Three months ended June 30, 1995 and 1994

                                                                                             (Thousands, except
                                                                                             per-share amounts)
                                                                                          ------------------------
                                                                                           1995            1994*
                                                                                          --------        --------
Primary earnings:
  Income from continuing operations                                                       $ 83,300        $ 57,900
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         1,900           2,200
    $3.50 cumulative convertible preferred stock                                             1,500               -
                                                                                          --------        --------
  Income from continuing operations, net of
    preferred stock dividends                                                               79,900          55,700
  Income from discontinued operations                                                            -          16,100
                                                                                          --------        --------
  Income before extraordinary loss, net of
    preferred stock dividends                                                               79,900          71,800
  Extraordinary loss                                                                             -         (11,100)
                                                                                          --------        --------
  Income applicable to common stock                                                       $ 79,900        $ 60,700
                                                                                          ========        ========
Primary shares:
  Average number of common shares outstanding
    during the period                                                                       98,282         103,867
  Common-equivalent shares attributable to options
    and deferred stock                                                                       3,457             890
                                                                                          --------        --------
  Total common and common-equivalent shares                                                101,739         104,757
                                                                                          ========        ========

Primary earnings per common and common-equivalent share:
  Income from continuing operations                                                          $ .79           $ .54
  Income from discontinued operations                                                            -             .15
                                                                                          --------        --------
  Income before extraordinary loss                                                           $ .79           $ .69
  Extraordinary loss                                                                             -            (.11)
                                                                                          --------        --------
  Net income                                                                                 $ .79           $ .58
                                                                                          ========        ========
Fully diluted earnings:
  Income from continuing operations                                                       $ 83,300        $ 57,900
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         1,900           2,200
                                                                                          --------        --------
  Income from continuing operations, net of preferred
    stock dividends                                                                         81,400          55,700
  Income from discontinued operations                                                            -          16,100
                                                                                          --------        --------
  Income before extraordinary loss, net of preferred
    stock dividends                                                                         81,400          71,800
  Extraordinary loss                                                                             -         (11,100)
                                                                                          --------        --------
  Income applicable to common stock                                                       $ 81,400        $ 60,700
                                                                                          ========        ========
Fully diluted shares:
  Average number of common shares outstanding
    during the period                                                                       98,282         103,867
  Common-equivalent shares attributable to options
    and deferred stock                                                                       3,588           1,020
  Dilutive preferred shares                                                                  2,648               -
                                                                                          --------        --------
  Total common and common-equivalent shares                                                104,518         104,887
                                                                                          ========        ========

Fully diluted earnings per common and common-equivalent share:
  Income from continuing operations                                                          $ .78           $ .54
  Income from discontinued operations                                                            -             .15
                                                                                          --------        --------
  Income before extraordinary loss                                                             .78             .69
  Extraordinary loss                                                                             -            (.11)
                                                                                          --------        --------
  Net income                                                                                 $ .78           $ .58
                                                                                          ========        ========

*Restated as described in Note 7 of Notes to Consolidated Financial Statements.